UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 1, 2008
Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01        Completion of Acquisition or Disposition of Assets.

    Pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated October 10, 2008 by and among TV Guide Magazine Group, Inc. (“TV Guide”), Sample Media, LLC, later renamed TV Guide Magazine, LLC (“Buyer”), an affiliated company of OpenGate Capital, LLC, and, solely with respect to Sections 2.7, 6.2 and 6.3, Macrovision Solutions Corporation (the “Company”), the ultimate parent company of TV Guide, on December 1, 2008, the Company completed the disposition of certain assets of TV Guide used in the operation of the TV Guide Magazine business. In connection with the transaction, Buyer assumed certain liabilities of the TV Guide Magazine business, and the Company will loan Buyer $7.4 million  under certain terms and conditions.   The above description of the Asset Purchase Agreement and the transaction is qualified in its entirety by reference to the Asset Purchase Agreement, which was filed as Exhibit 10.1 to Form 8-K filed by the Company on October 14, 2008 and is incorporated by reference herein.

ITEM 9.01        Financial Statements and Exhibits.

(b) Pro forma financial information

    The Company presented the assets and liabilities related to its TV Guide Magazine business  as assets and liabilities held for sale, for purposes of its historical financial statements included in its Quarterly Report on Form 10-Q for the period ended September 30, 2008. To fully reflect the completed disposition of the Company’s TV Guide Magazine business, the following pro forma adjustments would be made to its historical balance sheet as of September 30, 2008: (1) a decrease in cash and cash equivalents of $9.5 million; (2) an increase in other current assets of $1.0 million; (3) a decrease of $79.2 million in assets held for sale; (4) a decrease in goodwill of $0.5 million and (5) a decrease of $88.2 million in liabilities held for sale. As a result of the completed disposition, total current assets would be decreased by $87.7 million to $885.2 million and total assets would be decreased by $88.2 million to $3.2 billion. In addition, total current liabilities and total liabilities would be decreased $88.2 million to $243.7 million and $1.5 billion, respectively.

The Company has presented the results of operations related to its TV Guide Magazine business, since its acquisition as a part of the Gemstar-TV Guide International, Inc. acquisition on May 2, 2008, in discontinued operations for purposes of its historical financial statements including in its Quarterly Report on Form 10-Q for the period ended September 30, 2008. Additionally, the Company presented the results of operations related to the TV Guide Magazine business in discontinued operations for purposes of the pro forma financial information included in the Forms S-4 and S-4/A filed in conjunction with the acquisition of Gemstar-TV Guide International, Inc.  As such, pro forma adjustments to historical results of continuing operations are not necessary to reflect the completed disposition of the TV Guide Magazine business since such results of operations have already been excluded from the Company’s results of continuing operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solututions Corporation

Date: December 2, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel